Nationwide Variable Insurance Trust
Sub-Item 77Q1:  Exhibits
12-31-17
Annual Report

a.N/A

b.N/A

c.N/A

d.N/A

e.Copies of any new or amended Registrant investment advisory contracts:

1. Investment Advisory Agreement among Nationwide Variable Insurance Trust
(the “Trust”) and Nationwide Fund Advisors (“NFA”), dated October 16, 2017, previously filed as Exhibit EX-28.d.2 with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

2. Subadvisory Agreement among the Trust, NFA and Wellington Management
Company, LLP, dated March 24, 2008, previously filed as Exhibit 23.d.2.aa with the Trust’s registration statement on March 27, 2008, is hereby incorporated by reference.

a. Exhibit A, dated March 24, 2008, as amended September 19, 2017, to the
Subadvisory Agreement among the Trust, NFA and Wellington Management Company,
LLP, previously filed as Exhibit EX-28.d.3.l.i. with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

3. Subadvisory Agreement among the Trust, NFA and Logan Circle Partners, L.P., dated September 15, 2017, previously filed as Exhibit EX-28.d.3.n. with the
Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

4. Subadvisory Agreement among the Trust, NFA and The Boston Company Asset
Management LLC, dated June 25, 2010, previously filed as Exhibit EX-28.d.2.dd with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

a. Exhibit A, dated June 25, 2010, as amended July 1, 2017, to the Subadvisory
Agreement among the Trust, NFA and The Boston Company Asset Management LLC,
previously filed as Exhibit EX-28.d.3.p.i. with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

5. Subadvisory Agreement among the Trust, NFA and DoubleLine Capital LP, previously filed as Exhibit EX-28.d.3.cc. with the Trust’s registration statement on October 16, 2017, is hereby incorporated by reference.

f. N/A

g. N/A